UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2006

FOOTHILLS RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-31546	98-0339560
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11902 Shanklin Street
Bakersfield, California	93312
(Address of principal executive offices)	(Zip Code)

(832) 567-0766
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

EXPLANATORY NOTE

Upon the consummation of the Transactions (as defined and described more fully below), Foothills Resources, Inc. became the parent company and sole stockholder of Brasada California, Inc. The business operations of Foothills following the Transactions are primarily those of its wholly-owned subsidiary, Brasada California, Inc. Unless otherwise indicated or the context otherwise requires, the terms “Company,” “Brasada,” “we,” “us,” and “our” refer to Brasada California, Inc. and its affiliates, including Foothills Resources, Inc., after giving effect to the Transactions. Unless otherwise indicated or the context otherwise requires, references to “Foothills” refer to Foothills Resources, Inc. before giving effect to the Transactions. This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

On April 6, 2006, Foothills completed a merger and an offering of common stock and warrants in a private placement transaction. For a description of the merger and the offering, and the material agreements entered into in connection therewith, please see Item 2.01 of this Current Report, which disclosure is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

THE MERGER AND RELATED TRANSACTIONS

The Merger

On April 6, 2006 (the “Closing Date”), Foothills, Brasada Acquisition Corp. (“Acquisition Sub”), a wholly owned subsidiary of Foothills, and Brasada entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”). On the Closing Date, Acquisition Sub merged with and into Brasada, with Brasada remaining as the surviving corporation and a wholly-owned subsidiary of Foothills (the “Merger”). Prior to their entry into the Merger Agreement, no material relationship previously existed among the parties to the Merger Agreement. The Merger Agreement has been attached as an exhibit hereto and is incorporated herein by reference.

On the Closing Date, the holders of Brasada’s issued and outstanding capital stock before the Merger (the “Brasada Stockholders”) surrendered all of their issued and outstanding capital stock of Brasada and received 17,375,000 shares of common stock of Foothills, par value $0.001 per share (“Common Stock”). The stockholders of Foothills before the Merger (the “Foothills Stockholders”) retained 12,625,000 shares of Common Stock.

The Merger Agreement contains customary representations, warranties and covenants of Brasada, Foothills and, as applicable, Acquisition Sub, for like transactions. Breaches of representations and warranties are secured by customary indemnification provisions. The Merger Agreement contains a post-closing adjustment to the number of shares of Common Stock issued to the Brasada Stockholders in an amount up to 2,000,000 shares of Common Stock issued on a pro rata basis for any breach of the Merger Agreement by Foothills discovered during the two year period following the Closing Date.

The Merger will be treated as a recapitalization of Foothills for financial accounting purposes. Accordingly, the historical financial statements of Foothills before the Merger will be replaced with the historical financial statements of Brasada before the Merger in all future filings with the Securities and Exchange Commission.

On the Closing Date, the then-current officers and directors of Foothills resigned and new executive officers designated by the Brasada Stockholders were appointed. In addition, the sole member of the Foothills board of directors (the “Board”) appointed one new member to the Board and resigned, effective 10 days after the Closing Date. Following the Merger, the Board consists of two members and is expected to increase to five members. The Foothills Stockholders received the right to designate one of the members of the Board.

Prior to the Closing Date, the Board and the Foothills Stockholders approved and adopted a stock option plan (the “Plan”), which is expected to be ratified and adopted by the Company’s stockholders soon after the consummation of the Merger. Under the Plan, 2,000,000 shares of Common Stock are reserved for issuance as incentive awards granted to executive officers, key employees and directors after the Closing Date.

The Offering and Bridge Financing

Concurrently with the Merger, Foothills closed a private offering of 15,383,009 units (“Units”) consisting of one share of Common Stock and a warrant to acquire three-quarters of a share of Common Stock for five years at a purchase price of $1.00 per whole share (the “Offering”). On the Closing Date of the Merger, the investors in the Offering collectively purchased 15,383,009 Units for total consideration of $10,768,106 (the “PPO Closing”). Some of the consideration for the Units was in the form of Foothills Debentures which converted into Units on a dollar-for-dollar basis upon the PPO Closing and the closing of the Merger. The Foothills Debentures are described more fully below.

The debenture holders’ Units were issued at the same price as the Units issued to other accredited investors as the fair value of the Units issued was equal to the carrying amount of the debt extinguished. No gain or loss was recorded on the repayment of the debentures. Therefore, the consideration we received on the Closing Date consisted of approximately $6,780,606 in cash and $3,987,500 in cancelled debt. The investors participating in the PPO Closing hold 15,383,009 shares of Common Stock and warrants to acquire 11,537,251 shares of Common Stock.

The sale of Units in the Offering was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D as promulgated by the SEC. The Merger, the Offering and the other transactions related thereto are collectively referred to herein as the “Transactions.”

To facilitate the completion of the Merger and to enable Brasada to meet certain specific working capital requirements, Foothills agreed to provide bridge financing (the “Bridge Financing”) to Brasada. The Bridge Financing was provided to Brasada from the proceeds of the sale of debentures convertible into Units (the “Foothills Debentures”) upon the closing of the Offering and the Merger (collectively, the “Transactions”). Foothills Debentures in the aggregate face amount of $3,987,500 were issued to investors in the Bridge Financing on March 17 and March 23, 2006.

The Bridge Financing was evidenced by a secured promissory note (the “Bridge Note”) which was to mature 120 days from the closing of the Bridge Financing and bear interest at the rate of 9% per annum. Brasada’s obligations related to the Bridge Financing were secured by a security interest in all of the assets of Brasada, evidenced by a Security Agreement entered into among Brasada and Foothills. To further secure Brasada’s obligations, the Brasada Stockholders pledged such number of shares of the common stock of Brasada as represented 51% of the total number of shares of common stock issued and outstanding at that time. The security interest and the pledged shares were released (and the Bridge Note forgiven) on the Closing Date, upon the consummation of the Transactions.

In connection with the completion of the Offering, our placement agents in connection with the offering, Sanders Morris Harris Inc., Canaccord Capital, Inc. and GEM Advisors, Inc. (the “Placement Agents”) received fees $275,000 and GEM Advisors, Inc. was issued 500,000 shares of Common Stock (the “Finder Fee”).

Registration Rights

Within 120 days of the Closing Date, Foothills will be required to file a registration statement (the “Registration Statement”) registering for resale the shares of Common Stock purchased by the investors in the Offering, the shares of Common Stock issuable on exercise of the warrants issued to the investors in the Offering and the shares of Common Stock to be issued on the Closing Date as the Finder Fee, which shares will also include the shares and warrants underlying the Foothills Debentures.

Split-Off Agreement

Contemporaneously with the closing of the Merger, Foothills split-off its wholly-owned subsidiary, Foothills Leaseco, Inc., a Nevada corporation (“Leaseco”), through the sale of all of the outstanding capital stock of Leaseco (the “Split-Off”). We executed a split-off agreement with J. Earl Terris and Leaseco, a copy of which is attached to this Current Report on Form 8-K and incorporated herein by reference.

Lock-Up Agreements

The Brasada Stockholders have agreed not to offer, pledge, sell, contract to sell or grant any option to purchase, or otherwise transfer or dispose of, directly or indirectly, any of their shares of Common Stock or any securities convertible into or exercisable for shares of Common Stock for a period ending on the 12-month anniversary of the Closing Date. Such agreements were set forth in written Lock-Up Agreements, executed as of the Closing Date, with the Brasada Stockholders.

Pro Forma Ownership

Immediately after giving effect to the Merger and Offering, there are issued and outstanding on a fully diluted basis (including shares of Common Stock underlying warrants and shares reserved for issuance under the Company’s 2006 Equity Incentive Plan), 59,420,266 shares of Common Stock, as follows:

▪	the pre-Merger Brasada Stockholders hold 17,375,000 shares of Common Stock from the Merger;

▪	the pre-Merger Foothills Stockholders hold 12,625,000 shares of Common Stock;

▪	the investors in the Offering, including the holders of converted Foothills Debentures, hold 15,383,009 shares of Common Stock and warrants to acquire 11,537,257 shares of Common Stock;

▪	GEM Advisors, Inc. holds 500,000 shares of Common Stock received as part of the Finder Fee; and

▪	the Company’s 2006 Equity Incentive Plan has 2,000,000 shares of Common Stock authorized for issuance.

PART I

1. DESCRIPTION OF BUSINESS

Company Overview

The primary operations of the Company are those of Brasada California, Inc. (f/k/a Brasada Resources LLC), our wholly-owned subsidiary (“Brasada”). Brasada is a private oil and gas exploration company engaged in the acquisition, exploration and development of oil and natural gas properties. Brasada was formed on December 29, 2005 as Brasada Resources LLC, a Delaware limited liability company, and converted to a corporation in Delaware on February 28, 2006. On April 6, 2006, Brasada merged with Brasada Acquisition Corp., a Delaware corporation and our wholly owned subsidiary, leaving Brasada as the surviving entity and our wholly owned subsidiary. Unless otherwise indicated or the context otherwise requires, the terms “Brasada,” “we,” “us,” and “our” refer to Brasada California, Inc. and its affiliates, including Foothills Resources, Inc., after giving effect to the Transactions.

Our business strategy is to identify and exploit low risk resources in and adjacent to existing or indicated producing areas that can be quickly developed and put on production at low cost, including the acquisition of producing properties with exploitation and exploration potential. We will also take advantage of our expertise to develop exploratory projects in focus areas and to participate with other companies in those areas to explore for oil and natural gas using state-of-the-art 3D seismic technology.

Our management will use its extensive domestic and international oil and gas experience to establish and grow the Company. Our initial focus is on oil and natural gas properties located in the Eel River Basin, California and the Anadarko Basin, Oklahoma. We expect to have access to additional opportunities on a worldwide scale through a contractual relationship with Moyes & Co., Inc.

California

We believe that the oil and gas industry has in effect overlooked California in recent years because of the perceived difficulties of conducting operations in the state. This situation creates opportunities.

California has abundant and long-lived oil and gas resources with prolific hydrocarbon basins. Infrastructure supporting oil and gas exploration, development and production activities is in place, consisting of contractors, suppliers, pipelines and refineries. Most oil and gas basins in the state are significantly under-explored even near large fields, with operators concentrating on a few, large, heavy oil resources. Offset exploration in and near fields has frequently been ignored. There is a dramatic lack of use of 3D seismic and other latest seismic technologies in many of the basins, and in some areas (such as the Eel River Basin) there has been insufficient attention to drilling and drilling fluid engineering. Through the experience and relationships of its management, Brasada has strong ties to other significant oil and gas companies operating in California.

Oklahoma

The Anadarko Basin in western Oklahoma and the Texas panhandle is one of the most prolific oil and natural gas producing basins in the United States. Most of the shallow shelf portion of the basin can be characterized as very mature. However, much promise remains in the deeper portion of the basin that is characterized by stratigraphic traps in the Pennsylvanian Morrow formation and structural traps in the Ordovician Hunton formation, two of the formations targeted by Brasada.

Project Status

Eel River Basin

The Eel River Basin is the northernmost of the California sedimentary basins. Most of the basin exists offshore of northern California and southern Oregon. However, a portion of the basin is present onshore in Humboldt County, California. Hydrocarbons generated in the deeper offshore part of the basin have migrated updip into the Miocene and Pliocene rocks present in this area. The onshore portion of the basin contains the Tompkins Hill natural gas field that was discovered by Texaco in 1937. It is now owned and operated by Occidental, has produced in excess of 120 billion cubic feet (“BCF) of natural gas, and continues to produce.

The Grizzly Bluff area approximately five miles south of the Tompkins Hill Field was initially proven to contain natural gas in well drilled by Zephyr in the mid-1960s. In the early 1970s, Chevron drilled a deep well seeking oil but found strong indications of natural gas. In the early 1990s, ARCO drilled several wells and found natural gas in the shallow zones. These wells were successfully tested at rates of up to 5 million cubic feet (“MMCF”) of gas per day, but the wells were never put into production due to the lack of a natural gas market and pipeline connection.

In the past decade, the industry has overlooked the hydrocarbon potential and production within the Eel River Basin due to its relatively isolated position in California. INNEX Energy, L.L.C. recognized this overlooked potential in the form of multiple low resistivity, low contrast sands that possibly define part of a widespread, basin-centered natural gas play. INNEX began acquiring oil and gas leases in the area in 2000 to test this concept and entered into a joint venture with Forexco, Inc. in 2002. A subsequent 10-well drilling program in 2003 by Forexco encountered drilling and completion problems, but established production from four wells in the Grizzly Bluff area that are now producing approximately 500,000 cubic feet of gas per day. This field was brought on line in late 2003 with the completion of a natural gas gathering system and a new pipeline that connects to the PG&E backbone grid for northern California. INNEX and Forexco terminated their joint venture in 2004.

The Tompkins Hill Field is the analog field in the basin for the Eel River Project. This production is from similar age rocks at similar depths that will be tested in the Grizzly Bluff Prospect, the first prospect that we plan to drill in the Eel River Project. Our mapping indicates that substantial natural gas reserves occur above the lowest tested gas in the Grizzly Bluff Field in multiple stacked Pliocene sandstone reservoirs. Shallow proved producing, proved undeveloped, and probable reserves overlie additional deeper potential, defining a project that will involve drilling between 3,000 and 10,500 feet. Reserve analysis indicates that the Grizzly Bluff Prospect could contain in excess of 100 BCF of natural gas recoverable reserves from relatively shallow Pliocene reservoirs. Much of this gas is categorized as proved undeveloped. Additional significant upside potential in the range of 500 BCF to 1 trillion cubic feet (“TCF”) of natural gas exists in the Grizzly Bear Prospect which is a deep exploratory prospect that underlies the shallow Grizzly Bluff Prospect. We believe that numerous defined prospects, including several with direct hydrocarbon indicators on the seismic data, can add one to two TCF of gas resources in the basin.

The Eel River Project is the centerpiece of a large exploitation-exploration opportunity. There is presently minimal competition in the basin, providing us with an opportunity to effectively control the entire basin.

Consequently, on January 3, 2006, we entered into a Farmout and Participation Agreement (the “INNEX Agreement”) with INNEX California, Inc. (“INNEX”) to acquire, explore and develop oil and natural gas properties located in the basin, the material terms of which are as follows:

▪
Brasada serves as operator of a joint venture with INNEX, and has the right to earn an interest in approximately 3,500 existing leasehold acres held by INNEX in the basin, and to participate as operator with INNEX in oil and gas acquisition, exploration and development activities within an area of mutual interest consisting of the entire Eel River Basin.

▪	The INNEX Agreement provides for “drill-to-earn” terms, and consists of three phases.

▪
In Phase I, Brasada will pay 100% of the costs of drilling two wells, acquiring 1,000 acres of new leases, and certain other activities. Upon completion of Phase I, Brasada will receive an assignment from INNEX of a 75% working interest (representing an approximate 56.3% net revenue interest) in the leases held by INNEX in the two drilling units to the deepest depth drilled in the two Phase I obligation wells.

▪
Brasada will then have the option, but not the obligation, to proceed into Phase II. In Phase II, Brasada will pay 100% of the costs of drilling one well and conducting a 3-D seismic survey covering not less than 15 square miles. Upon completion of Phase II, Brasada will receive an assignment from INNEX of a 75% working interest (representing an approximate 56.3% net revenue interest) in the leases held by INNEX in the drilling unit and a 75% working interest (representing an approximate 59.3% net revenue interest) in all remaining leases held by INNEX to the deepest depth drilled in the three Phase I and II obligation wells.

▪
Brasada will then have the option, but not the obligation, to proceed into Phase III. In Phase III, Brasada will pay 100% of the costs of drilling one deep well. Upon completion of Phase III, Brasada will receive an assignment from INNEX of a 75% working interest (representing an approximate 56.3% net revenue interest) in the leases held by INNEX in the drilling unit and a 75% working interest (representing an approximate 59.3% net revenue interest) in all remaining leases held by INNEX with no depth limitation.

▪
After completion of Phase III, the two parties will each be responsible for funding their working interest share of the joint venture’s costs and expenses. Brasada will generally have a 75% working interest in activities conducted on specified prospects existing at the time of execution of the INNEX Agreement, and a 70% working interest in other activities. A party will be able to elect not to participate in exploratory wells on a prospect-by-prospect basis, and a non-participating party will lose the opportunity to participate in development activities and all rights to production relating to that prospect.

▪
Brasada is also entitled to a proportionate assignment from INNEX of its rights to existing permits, drill pads, roads, rights-of-way, and other infrastructure, as well as its pipeline access and marketing arrangements.

▪	INNEX has an option to participate for a 25% working interest in certain producing property acquisitions by Brasada in the area of mutual interest.

We are completing drilling plans for the two Phase I wells, including location selection, well design, and services and equipment procurement. We are also initiating a leasing program to extensively expand the joint venture’s leasehold position in the basin. Further, we have identified two strategic opportunities to acquire existing producing fields in the basin. If consummated, these acquisitions will provide immediate cash flow from existing production, as well as access to proved undeveloped and probable reserves and deeper exploration potential through new drilling. Because both acquisition targets have existing proved developed producing reserves and production, we would expect to fund some portion of the acquisition costs with reserve-based debt financing.

Anadarko Basin

The initial focus of our activity within the Anadarko Basin will be in the area covered by a 75 square mile 3D seismic survey in Roger Mills County, Oklahoma. Through a license held by one of our officers, Brasada has semi-exclusive access to this survey, which was shot by Texaco in 1998. The 3D seismic survey was initially shot to define stratigraphic traps in the Pennsylvanian sedimentary section in an area of substantial Pennsylvanian natural gas production. Only one well has been drilled to date using the 3D seismic data set. The well, drilled by Texaco, encountered wet Morrow sand and was plugged and abandoned. Texaco subsequently exited oil and gas exploration activity in the MidContinent region. Numerous exploratory ideas remain to be exploited on this data set, both in the Pennsylvanian section as well as the deeper Ordovician section. The best wells completed in these rocks typically flow in excess of 10 MMCF of natural gas per day and contain reserves in the 20 to 50 BCF range.

We are completing preliminary geological and geophysical interpretations of the 3D seismic data, and plan to reprocess the 3D data, finalize the interpretations, and identify drillable prospects. We then plan to acquire oil and gas leases over those prospects, and to negotiate joint ventures with other companies, who will be able to earn interests in the leases by drilling one or more exploratory wells on the prospects.

Markets and Customers

The market for oil and natural gas that we will produce depends on factors beyond our control, including the extent of domestic production and imports of oil and natural gas, the proximity and capacity of natural gas pipelines and other transportation facilities, demand for oil and natural gas, the marketing of competitive fuels and the effects of state and federal regulation. The oil and gas industry also competes with other industries in supplying the energy and fuel requirements of industrial, commercial and individual consumers.

Our oil production is expected to be sold at prices tied to the spot oil markets. Our natural gas production is expected to be sold under short-term contracts and priced based on first of the month index prices or on daily spot market prices.

Regulations

General

Our business is affected by numerous laws and regulations, including energy, environmental, conservation, tax and other laws and regulations relating to the energy industry. Most of our drilling operations will require permit or authorizations from federal, state or local agencies. Changes in any of these laws and regulations or the denial or vacating of permits could have a material adverse effect on our business. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.

We believe that our operations comply in all material respects with applicable laws and regulations. There are no pending or threatened enforcement actions related to any such laws or regulations. We believe that the existence and enforcement of such laws and regulations will have no more restrictive an effect on our operations than on other similar companies in the energy industry.

Proposals and proceedings that might affect the oil and gas industry are pending before Congress, the Federal Energy Regulatory Commission (“FERC”), state legislatures and commissions and the courts. We cannot predict when or whether any such proposals may become effective. In the past, the natural gas industry has been heavily regulated. There is no assurance that the regulatory approach currently pursued by various agencies will continue indefinitely. Notwithstanding the foregoing, we do not anticipate that compliance with existing federal, state and local laws, rules and regulations will have a material adverse effect upon our capital expenditures, earnings or competitive position.

Federal Regulation of Sales and Transportation of Natural Gas

Historically, the transportation and sale of natural gas and its component parts in interstate commerce has been regulated under several laws enacted by Congress and the regulations passed under these laws by FERC. Our sales of natural gas, including condensate and liquids, may be affected by the availability, terms and cost of transportation. The price and terms of access to pipeline transportation are subject to extensive federal and state regulation. From 1985 to the present, several major regulatory changes have been implemented by Congress and FERC that affect the economics of natural gas production, transportation and sales. In addition, FERC is continually proposing and implementing new rules and regulations affecting those segments of the natural gas industry, most notably interstate natural gas transmission companies that remain subject to FERC’s jurisdiction. These initiatives may also affect the intrastate transportation of gas under certain circumstances. The stated purpose of many of these regulatory changes is to promote competition among the various sectors of the natural gas industry.

The ultimate impact of the complex rules and regulations issued by FERC cannot be predicted. In addition, many aspects of these regulatory developments have not become final but are still pending judicial and final FERC decisions. We cannot predict what further action FERC will take on these matters. Some of FERC’s more recent proposals may, however, adversely affect the availability and reliability of interruptible transportation service on interstate pipelines. We do not believe that we will be affected by any action taken materially differently than other natural gas producers, gatherers and marketers with whom we compete.

State Regulation

Our operations are also subject to regulation at the state and in some cases, county, municipal and local governmental levels. Such regulation includes requiring permits for the drilling of wells, maintaining bonding requirements in order to drill or operate wells and regulating the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled, the plugging and abandonment of wells and the disposal of fluids used and produced in connection with operations. Our operations are also subject to various conservation laws and regulations pertaining to the size of drilling and spacing units or proration units and the unitization or pooling of oil and gas properties.

In addition, state conservation laws, which frequently establish maximum rates of production from oil and gas wells, generally prohibit the venting or flaring of gas and impose certain requirements regarding the rates of production. State regulation of gathering facilities generally includes various safety, environmental and, in some circumstances, nondiscriminatory take requirements, but, except as noted above, does not generally entail rate regulation. These regulatory burdens may affect profitability, but we are unable to predict the future cost or impact of complying with such regulations.

Environmental Matters

General

We are subject to extensive federal, state and local environmental laws and regulations relating to water, air, hazardous substances and wastes, and threatened or endangered species that restrict or limit our business activities for purposes of protecting human health and the environment. Compliance with the multitude of regulations issued by federal, state, and local administrative agencies can be burdensome and costly. State environmental regulatory programs are generally very similar to the corresponding federal environmental regulatory programs, and federal environmental regulatory programs are often delegated to the states.

Our oil and gas exploration and production operations are subject to state and/or federal solid waste regulations that govern the storage, treatment and disposal of solid and hazardous wastes. However, much of the solid waste that will be generated by our oil and gas exploration and production activities is exempt from regulation under federal, and many state, regulatory programs. To the extent our operations generate solid waste, such waste is generally subject to state regulations. We will comply with solid waste regulations in the normal course of business.

In addition to solid and hazardous waste, our production operations may generate produced water as a waste material. This water can sometimes be disposed of by discharging it to surface waters under discharge permits issued pursuant to the Clean Water Act, or an equivalent state program. Another common method of produced water disposal is subsurface injection in disposal wells. Such disposal wells are permitted under the Safe Drinking Water Act, or an equivalent state regulatory program. The drilling, completion, and operation of produced water disposal wells are integral to oil and gas operations.

Air emissions and exhaust from gas-fired generators and from other equipment, such as gas compressors, are potentially subject to regulations under the Clean Air Act, or equivalent state regulatory programs. To the extent that our air emissions are regulated, they are generally regulated by permits issued by state regulatory agencies. We will obtain air permits, where needed, in the normal course of business.

In the event that spills or releases of crude oil or produced water occur, we would be subject to spill notification and response regulations under the Clean Water Act, or equivalent state regulatory programs. Depending on the nature and location of our operations, we may also be required to prepare spill prevention, control and countermeasure response plans under the Clean Water Act, or equivalent state regulatory programs. Response costs could be high and may have a material adverse effect on our operations. We may not be fully insured for these costs.

Failure to comply with environmental regulations may result in the imposition of substantial administrative, civil, or criminal penalties, or restrict or prohibit our desired business activities. Environmental laws and regulations impose liability, sometimes strict liability, for environmental cleanup costs and other damages. Other environmental laws and regulations may delay or prohibit exploration and production activities in environmentally sensitive areas or impose additional costs on these activities.

Costs associated with responding to a major spill of crude oil or produced water, or costs associated with remediation of environmental contamination, are the most likely occurrences that could result in a material adverse effect on our business, financial condition and results of operations. In addition, changes in applicable federal, state and local environmental laws and regulations potentially could have a material adverse effect on our business, financial condition and results of operations.

Competition

The oil and gas industry is highly competitive. Competitors include major oil companies, other independent energy companies and individual producers and operators, many of which have financial resources, personnel and facilities substantially greater than we have. We face intense competition for the acquisition of oil and gas leases and properties. For a more thorough discussion of how competition could impact our ability to successfully complete our business strategy, see “Risk Factors — Competition in Obtaining Rights to Explore and Develop Oil and Gas Reserves and to Market Our Production May Impair Our Business.”

Employees

As of March 1, 2006 we had three full-time employees. None of our employees is represented by a labor union, and we consider our employee relations to be good.

Legal Proceedings

From time to time we may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

Available Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Reports filed with the SEC pursuant to the Exchange Act, including proxy statements, annual and quarterly reports, and other reports we file, can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Investors may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Investors can request copies of these documents upon payment of a duplicating fee by writing to the SEC. The reports we file with the SEC are also available on the SEC’s Internet site (http://www.sec.gov).

RISK FACTORS

An investment in the Company involves a high degree of risk. Investors should carefully consider the risks below before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. In such case, the trading price of the Common Stock could decline and investors could lose all or part of their investment.

As used in this section, and unless the context clearly indicates otherwise, “we,” “us,” “our,” “Brasada” and the “Company,” prior to giving effect to the Merger, refer to Brasada California, Inc., the operations of which are expected to be the primary operations of the combined Foothills - Brasada entity following the Merger. After giving effect to the Merger, the combined Brasada - Foothills entity is referred to in this section as “Foothills,” “we,” “us,” “our” and the “Company.” Please refer to the other information contained in this Current Report on Form 8-K (including the financial statements) for further details pertaining to the Company’s business and financial condition.

RISKS RELATED TO OUR BUSINESS

We are a new enterprise engaged in the business of oil and gas exploration and development. The business of acquiring, exploring for, developing and producing oil and natural gas reserves is inherently risky.

We are a Development Stage Company With Limited Operating History for Investors to Evaluate Our Business. We May Never Attain Profitability.

We are a development stage company and have limited current oil or natural gas operations. As an oil and gas acquisition, exploration and development company with limited operating history, it is difficult for potential investors to evaluate our business. Our proposed operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the oil and gas industry. Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies. We may never overcome these obstacles.

Our business is speculative and dependent upon the implementation of our business plan and our ability to enter into agreements with third parties for the rights to exploit potential oil and natural gas reserves on terms that will be commercially viable for us.

Our Lack of Diversification Will Increase the Risk of an Investment in Foothills, and Our Financial Condition and Results of Operations May Deteriorate if We Fail to Diversify.

Our business will focus on the oil and gas industry in a limited number of properties, initially in California and Oklahoma with the intention of expanding elsewhere. Larger companies have the ability to manage their risk by diversification. However, we will lack diversification, in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified, enhancing our risk profile. If we cannot diversify our operations, our financial condition and results of operations could deteriorate.

Strategic Relationships Upon Which We May Rely are Subject to Change, Which May Diminish Our Ability to Conduct Our Operations.

Our ability to successfully acquire additional properties, to discover reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements with customers will depend on developing and maintaining close working relationships with industry participants and on our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment. These realities are subject to change and may impair our ability to grow.

To develop our business, we will endeavor to use the business relationships of our management to enter into strategic relationships, which may take the form of joint ventures with other private parties and contractual arrangements with other oil and gas companies, including those that supply equipment and other resources that we will use in our business. We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships. If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

Competition in Obtaining Rights to Explore and Develop Oil and Gas Reserves and to Market Our Production May Impair Our Business.

The oil and gas industry is highly competitive. Other oil and gas companies may seek to acquire oil and gas leases and other properties and services we will need to operate our business in the areas in which we expect to operate. This competition is increasingly intense as prices of oil and natural gas on the commodities markets have risen in recent years. Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors. Competitors include larger companies, which, in particular, may have access to greater resources, may be more successful in the recruitment and retention of qualified employees and may conduct their own refining and petroleum marketing operations, which may give them a competitive advantage. In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests. If we are unable to compete effectively or adequately respond to competitive pressures, this inability may materially adversely affect our results of operation and financial condition.

We May Be Unable to Obtain Additional Capital That We Will Require to Implement Our Business Plan, Which Could Restrict Our Ability to Grow.

We expect that our current capital and our other existing resources will be sufficient only to provide a limited amount of working capital, and the revenues generated from our properties in California and Oklahoma alone will not alone be sufficient to fund our operations or planned growth. We will require additional capital to continue to operate our business beyond the initial phase of our current properties, and to expand our exploration and development programs to additional properties. We may be unable to obtain additional capital required. Furthermore, inability to maintain capital may damage our reputation and credibility with industry participants in the event we cannot close previously announced transactions.

Future acquisitions and future exploration, development, production and marketing activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.

We plan to pursue sources of such capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. If we do not succeed in raising additional capital, the capital received through the Offering may not be sufficient to fund our operations going forward without obtaining additional capital financing.

Any additional capital raised through the sale of equity may dilute the ownership percentages of existing stockholders. This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the oil and gas industry in particular), our status as a new enterprise without a demonstrated operating history, the location of our oil and natural gas properties and prices of oil and natural gas on the commodities markets (which will impact the amount of asset-based financing available to us) and/or the loss of key management. Further, if oil and/or natural gas prices on the commodities markets decrease, then our revenues will likely decrease, and such decreased revenues may increase our requirements for capital. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

We May Not Be Able To Effectively Manage Our Growth, Which May Harm Our Profitability.

Our strategy envisions expanding our business. If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure investors that we will be able to:

▪	meet our capital needs;

▪	expand our systems effectively or efficiently or in a timely manner;

▪	allocate our human resources optimally;

▪	identify and hire qualified employees or retain valued employees; or

▪	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability.

Our Business May Suffer If We Do Not Attract and Retain Talented Personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion integrity and good faith of our management and other personnel in conducting the business of the Company. We have a small management team, and the loss of a key individual or inability to attract suitably qualified staff could materially adversely impact our business.

Our success depends on the ability of our management and employees to interpret market and geological data correctly and to interpret and respond to economic market and other conditions in order to locate and adopt appropriate investment opportunities, monitor such investments, and ultimately, if required, to successfully divest such investments. Further, no assurance can be given that our key personnel will continue their association or employment with us or that replacement personnel with comparable skills can be found. We have sought to and will continue to ensure that management and any key employees are appropriately compensated; however, their services cannot be guaranteed. If we are unable to attract and retain key personnel, our business may be adversely affected.

Our Management Team Does Not Have Extensive Experience in Public Company Matters, Which Could Impair Our Ability to Comply With Legal and Regulatory Requirements.

Our management team has had limited U.S. public company management experience or responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis. There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Risks Related to our Prior Business May Adversely Affect our Business.

Foothills’ business prior to the Merger involved mineral exploration. In 2001, Foothills acquired a mining lease on a total of five unpatented lode mineral claims property located in the State of Nevada. Subsequent to Foothills’ fiscal year ended December 31, 2004, Foothills decided to abandon the property and terminate the claims and has since been in the process of reviewing other potential resource and non-resource assets for acquisition. We have determined not to pursue this line of business following the Merger, but could still be subject to claims arising from the former Foothills business. These claims may arise from Foothills’ operating activities (such as employee and labor matters), financing and credit arrangements or other commercial transactions. While no claims are pending and we have no actual knowledge of any threatened claims, it is possible that third parties may seek to make claims against us based on Foothills’ former business operations. Such claims are unlikely because the five mineral claims were never operated and Foothills was released by the lessor of the claims. Even if such asserted claims were without merit and we were ultimately found to have no liability for such claims, the defense costs and the distraction of management’s attention may harm the growth and profitability of our business. While the relevant definitive agreements executed in connection with the Merger provide indemnities to us for liabilities arising from the prior business activities of Foothills, these indemnities may not be sufficient to fully protect us from all costs and expenses.

RISKS RELATED TO OUR INDUSTRY

Our Exploration for Oil and Gas Is Risky and May Not Be Commercially Successful, Impairing Our Ability to Generate Revenues from Our Operations.

Oil and gas exploration involves a high degree of risk. These risks are more acute in the early stages of exploration. Our expenditures on exploration may not result in new discoveries of oil or natural gas in commercially viable quantities. It is difficult to project the costs of implementing an exploratory drilling program due to the inherent uncertainties of drilling in unknown formations, the costs associated with encountering various drilling conditions, such as over-pressured zones and tools lost in the hole, and changes in drilling plans and locations as a result of prior exploratory wells or additional seismic data and interpretations thereof. If exploration costs exceed our estimates, or if our exploration efforts do not produce results which meet our expectations, our exploration efforts may not be commercially successful, which could adversely impact our ability to generate revenues from our operations.

We May Not Be Able to Develop Oil and Gas Reserves on an Economically Viable Basis, and Our Reserves and Production May Decline as a Result.

To the extent that we succeed in discovering oil and/or natural gas reserves, we cannot assure that these reserves will be capable of production levels we project or in sufficient quantities to be commercially viable. On a long-term basis, our viability depends on our ability to find or acquire, develop and commercially produce additional oil and natural gas reserves. Without the addition of reserves through acquisition, exploration or development activities, our reserves and production will decline over time as reserves are produced. Our future reserves will depend not only on our ability to develop then-existing properties, but also on our ability to identify and acquire additional suitable producing properties or prospects, to find markets for the oil and natural gas we develop and to effectively distribute our production into our markets.

Future oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-downs of connected wells resulting from extreme weather conditions, problems in storage and distribution and adverse geological and mechanical conditions. While we will endeavor to effectively manage these conditions, we cannot be assured of doing so optimally, and we will not be able to eliminate them completely in any case. Therefore, these conditions could diminish our revenue and cash flow levels and result in the impairment of our oil and natural gas interests.

Estimates of Oil and Natural Gas Reserves that We Make May Be Inaccurate and Our Actual Revenues May Be Lower than Our Financial Projections.

We will make estimates of oil and natural gas reserves, upon which we will base our financial projections. We will make these reserve estimates using various assumptions, including assumptions as to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Some of these assumptions are inherently subjective, and the accuracy of our reserve estimates relies in part on the ability of our management team, engineers and other advisors to make accurate assumptions. Economic factors beyond our control, such as interest rates, will also impact the value of our reserves. The process of estimating oil and natural gas reserves is complex, and will require us to use significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each property. As a result, our reserve estimates will be inherently imprecise. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves may vary substantially from those we estimate. If actual production results vary substantially from our reserve estimates, this could materially reduce our revenues and result in the impairment of our oil and natural gas interests.

Drilling New Wells Could Result in New Liabilities, Which Could Endanger Our Interests in Our Properties and Assets.

There are risks associated with the drilling of oil and natural gas wells, including encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, craterings, sour gas releases, fires and spills. The occurrence of any of these events could significantly reduce our revenues or cause substantial losses, impairing our future operating results. We may become subject to liability for pollution, blow-outs or other hazards. We intend to obtain insurance with respect to these hazards; however, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. The payment of such liabilities could reduce the funds available to us or could, in an extreme case, result in a total loss of our properties and assets. Moreover, we may not be able to maintain adequate insurance in the future at rates that are considered reasonable. Oil and natural gas production operations are also subject to all the risks typically associated with such operations, including premature decline of reservoirs and the invasion of water into producing formations.

Decommissioning Costs Are Unknown and May be Substantial; Unplanned Costs Could Divert Resources from Other Projects.

We may become responsible for costs associated with abandoning and reclaiming wells, facilities and pipelines which we use for production of oil and natural gas reserves. Abandonment and reclamation of these facilities and the costs associated therewith is often referred to as “decommissioning.” We have not yet determined whether we will establish a cash reserve account for these potential costs in respect of any of our properties or facilities, or if we will satisfy such costs of decommissioning from the proceeds of production in accordance with the practice generally employed in onshore and offshore oilfield operations. If decommissioning is required before economic depletion of our properties or if our estimates of the costs of decommissioning exceed the value of the reserves remaining at any particular time to cover such decommissioning costs, we may have to draw on funds from other sources to satisfy such costs. The use of other funds to satisfy such decommissioning costs could impair our ability to focus capital investment in other areas of our business.

Our Inability to Obtain Necessary Facilities Could Hamper Our Operations.

Oil and gas exploration and development activities are dependent on the availability of drilling and related equipment, transportation, power and technical support in the particular areas where these activities will be conducted, and our access to these facilities may be limited. To the extent that we conduct our activities in remote areas, needed facilities may not be proximate to our operations, which will increase our expenses. Demand for such limited equipment and other facilities or access restrictions may affect the availability of such equipment to us and may delay exploration and development activities. The quality and reliability of necessary facilities may also be unpredictable and we may be required to make efforts to standardize our facilities, which may entail unanticipated costs and delays. Shortages and/or the unavailability of necessary equipment or other facilities will impair our activities, either by delaying our activities, increasing our costs or otherwise.

We May Have Difficulty Distributing Our Production, Which Could Harm Our Financial Condition.

In order to sell the oil and natural gas that we are able to produce, we will have to make arrangements for storage and distribution to the market. We will rely on local infrastructure and the availability of transportation for storage and shipment of our products, but infrastructure development and storage and transportation facilities may be insufficient for our needs at commercially acceptable terms in the localities in which we operate. This could be particularly problematic to the extent that our operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping and/or pipeline facilities. These factors may affect our ability to explore and develop properties and to store and transport our oil and natural gas production and may increase our expenses.

Furthermore, weather conditions or natural disasters, actions by companies doing business in one or more of the areas in which we will operate, or labor disputes may impair the distribution of oil and/or natural gas and in turn diminish our financial condition or ability to maintain our operations.

Prices and Markets for Oil and Natural Gas Are Unpredictable and Tend to Fluctuate Significantly, Which Could Reduce Profitability, Growth and the Value of Our Business.

Oil and natural gas are commodities whose prices are determined based on world demand, supply and other factors, all of which are beyond our control. World prices for oil and natural gas have fluctuated widely in recent years, and rose to near-record levels in 2005. The average price for West Texas Intermediate oil in 1999 was $22 per barrel. In 2002 it was $27 per barrel. In 2005, it was $57 per barrel. We expect that prices will fluctuate in the future. Price fluctuations will have a significant impact upon our revenue, the return from our reserves and on our financial condition generally. Price fluctuations for oil and natural gas commodities may also impact the investment market for companies engaged in the oil and gas industry. Prices may not remain at current levels. Future decreases in the prices of oil and natural gas may have a material adverse effect on our financial condition, the future results of our operations and quantities of reserves recoverable on an economic basis.

Increases in Our Operating Expenses will Impact Our Operating Results and Financial Condition.

Exploration, development, production, marketing (including distribution costs) and regulatory compliance costs (including taxes) will substantially impact the net revenues we derive from the oil and natural gas that we produce. These costs are subject to fluctuations and variation in different locales in which we will operate, and we may not be able to predict or control these costs. If these costs exceed our expectations, this may adversely affect our results of operations. In addition, we may not be able to earn net revenue at our predicted levels, which may impact our ability to satisfy our obligations.

Penalties We May Incur Could Impair Our Business.

Failure to comply with government regulations could subject us to civil and criminal penalties, could require us to forfeit property rights, and may affect the value of our assets. We may also be required to take corrective actions, such as installing additional equipment or taking other actions, each of which could require us to make substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

Environmental Risks May Adversely Affect Our Business.

All phases of the oil and gas business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of federal, state and municipal laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and gas operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner we expect may result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The discharge of oil, natural gas or other pollutants into the air, soil or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such discharge. The application of environmental laws to our business may cause us to curtail our production or increase the costs of our production, development or exploration activities.

Our Insurance May Be Inadequate to Cover Liabilities We May Incur.

Our involvement in the exploration for and development of oil and gas properties may result in our becoming subject to liability for pollution, blow-outs, property damage, personal injury or other hazards. Although we will obtain insurance in accordance with industry standards to address such risks, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. In addition, such risks may not, in all circumstances, be insurable or, in certain circumstances, we may choose not to obtain insurance to protect against specific risks due to the high premiums associated with such insurance or for other reasons. The payment of such uninsured liabilities would reduce the funds available to us. If we suffer a significant event or occurrence that is not fully insured, or if the insurer of such event is not solvent, we could be required to divert funds from capital investment or other uses towards covering our liability for such events.

Our Business Will Suffer if We Cannot Obtain or Maintain Necessary Licenses.

Our operations will require licenses, permits and in some cases renewals of licenses and permits from various governmental authorities. Our ability to obtain, sustain or renew such licenses and permits on acceptable terms is subject to change in regulations and policies and to the discretion of the applicable governments, among other factors. Our inability to obtain, or our loss of or denial of extension, to any of these licenses or permits could hamper our ability to produce revenues from our operations.

Challenges to Our Properties May Impact Our Financial Condition.

Title to oil and gas interests is often not capable of conclusive determination without incurring substantial expense. While we intend to make appropriate inquiries into the title of properties and other development rights we acquire, title defects may exist. In addition, we may be unable to obtain adequate insurance for title defects, on a commercially reasonable basis or at all. If title defects do exist, it is possible that we may lose all or a portion of our right, title and interests in and to the properties to which the title defects relate.

If our property rights are reduced, our ability to conduct our exploration, development and production activities may be impaired.

We Will Rely on Technology to Conduct Our Business and Our Technology Could Become Ineffective Or Obsolete.

We rely on technology, including geographic and seismic analysis techniques and economic models, to develop our reserve estimates and to guide our exploration, development and production activities. We will be required to continually enhance and update our technology to maintain its efficacy and to avoid obsolescence. The costs of doing so may be substantial, and may be higher than the costs that we anticipate for technology maintenance and development. If we are unable to maintain the efficacy of our technology, our ability to manage our business and to compete may be impaired. Further, even if we are able to maintain technical effectiveness, our technology may not be the most efficient means of reaching our objectives, in which case we may incur higher operating costs than we would were our technology more efficient.

RISKS RELATED TO OUR COMMON STOCK

There Has Been No Established Trading Market for the Common Stock.

There has been no established trading market for the Common Stock in the context of the business that the Company will operate after the Merger. The lack of an active market may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable. The lack of an active market may also reduce the fair market value of investors’ shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using Common Stock as consideration.

Investors May Have Difficulty Trading and Obtaining Quotations for Our Common Stock.

The Common Stock is currently quoted on the NASD’s Over-the-Counter Bulletin Board under the symbol “FTRS.OB.” The Common Stock is not actively traded, and the bid and asked prices for our Common Stock have fluctuated widely. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of the Common Stock, and would likely reduce the market price of the Common Stock and our hamper ability to raise additional capital.

The Market Price of Our Common Stock Is, and Is Likely to Continue to Be, Highly Volatile and Subject to Wide Fluctuations.

The market price of the Common Stock following the Closing Date is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

▪
dilution caused by our issuance of additional shares of Common Stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

▪	announcements of new acquisitions, reserve discoveries or other business initiatives by our competitors;

▪	fluctuations in revenue from our oil and gas business as new reserves come to market;

▪	changes in the market for oil and natural gas commodities and/or in the capital markets generally;

▪	changes in the demand for oil and natural gas, including changes resulting from the introduction or expansion of alternative fuels;

▪	quarterly variations in our revenues and operating expenses;

▪	changes in the valuation of similarly situated companies, both in our industry and in other industries;

▪	changes in analysts’ estimates affecting our company, our competitors and/or our industry;

▪	changes in the accounting methods used in or otherwise affecting our industry;

▪	additions and departures of key personnel;

▪	announcements of technological innovations or new products available to the oil and gas industry;

▪	announcements by relevant governments pertaining to incentives for alternative energy development programs;

▪	fluctuations in interest rates and the availability of capital in the capital markets; and

▪
significant sales of our Common Stock, including sales by the investors following registration of the shares of Common Stock issued in this Offering and/or future investors in future offerings we expect to make to raise additional capital.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our Common Stock and/or our results of operations and financial condition.

Our Operating Results May Fluctuate Significantly, and These Fluctuations May Cause Our Stock Price to Decline.

Our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses, including the coming to market of oil and natural gas reserves that we are able to develop, expenses that we incur, the prices of oil and natural gas in the commodities markets and other factors. If our results of operations do not meet the expectations of current or potential investors, the price of our Common Stock may decline.

We Do Not Expect to Pay Dividends In the Foreseeable Future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their Common Stock, and stockholders may be unable to sell their shares on favorable terms or at all. Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in the Common Stock.

Investors Will Experience Dilution Upon the Exercise of Warrants or Options.

There are 11,537,257 shares of common stock underlying warrants issued to purchasers of the Units, which if exercised or converted, could decrease the net tangible book value of investors’ Common Stock. In addition, there are 2,000,000 shares of Common Stock underlying options that may be granted pursuant to the Plan. If the holders of those options exercise those options, investors may experience dilution in the net tangible book value of their Common Stock. Further, the sale or availability for sale of the underlying shares in the marketplace could depress our stock price. We have registered or agreed to register for resale all of the underlying shares described above. Holders of registered underlying shares could resell the shares immediately upon registration, resulting in significant downward pressure on our stock price.

Directors and Officers of the Company Will Have a High Concentration of Common Stock Ownership.

Based on the 45,883,009 shares of Common Stock that are outstanding as of the Closing Date, our officers and directors will beneficially own approximately 28.0% of our outstanding Common Stock. Such a high level of ownership by such persons may have a significant effect in delaying, deferring or preventing any potential change in control of Foothills. Additionally, as a result of their high level of ownership, our officers and directors might be able to strongly influence the actions of the Board and the outcome of actions brought to our shareholders for approval. Such a high level of ownership may adversely affect the voting and other rights of our shareholders.

Applicable SEC Rules Governing the Trading of “Penny Stocks” Limit the Trading and Liquidity of the Common Stock, Which May Affect the Trading Price of the Common Stock.

Shares of Common Stock may be considered a “penny stock” and be subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate such securities.

2. MANAGEMENT’S PLAN OF OPERATION

A discussion of our past financial results is not pertinent to the business plan of the Company on a going forward basis, as the result of the change in our business and operations from a pre-exploration stage company prior to the Merger and Split-off to a company engaged in the acquisition, exploration and development of oil and natural gas properties following the Transactions.

After giving effect to the Transactions, our cash balance is expected to be approximately $9 million, representing net proceeds received from the private placement of securities, less amounts expended to date from the proceeds of the Bridge Financing and costs associated with the Transactions. This amount is expected to be sufficient to complete Phase I and a portion of Phase II under the INNEX Agreement, and to conduct certain other activities during the next 12 months.

The following describes our current business plan, including a summary of planned acquisition, exploration and development opportunities, our ability to satisfy our cash requirements, and our need to raise additional funds over the next year.

•
In Phase I of the Eel River Project, we have an obligation to pay 100% of the costs of drilling two wells, acquiring additional leasehold acres, and certain other activities. We are completing drilling plans for the two Phase I wells, including location selection, well design, and services and equipment procurement. We expect to drill these wells during the second quarter of 2006. We have also initiated a leasing program to significantly expand the joint venture’s leasehold position in the basin. Following the drilling of the first two wells and the completion of Phase I, we will have the option, but not the obligation, to proceed into Phase II. If we elect to proceed into Phase II, we will have an obligation to pay 100% of the costs of drilling another well to be commenced by the end of 2006 and of conducting a 3D seismic survey covering not less than 15 square miles. Subject to the completion of permitting and regulatory requirements, we expect to conduct the 3D seismic survey in the fall of 2006 and to commence the drilling of the Phase II well in late 2006. Our existing financial resources are expected to be adequate to complete the Phase I activities and a portion of the Phase II activities.

•
On the Anadarko Project, we are completing preliminary geological and geophysical interpretations of the 3D seismic data, and plan to reprocess the 3D data, finalize the interpretations, and identify drillable prospects. We then plan to acquire oil and gas leases over those prospects, and to negotiate joint ventures with other companies, who will be able to earn interests in the leases by paying some or all of the costs of drilling one or more exploratory wells on the prospects. Our existing financial resources are expected to be adequate to conduct these activities during the remainder of 2006, although it is possible that we will elect to defer some of these activities in order to utilize the required funds for other planned activities or opportunities.

•
We have identified strategic opportunities to acquire existing producing fields in the United States, including in the Eel River Basin. If consummated, these acquisitions will provide immediate cash flow from existing production, as well as access to proved undeveloped and probable reserves and deeper exploration potential through new drilling. Because the acquisition targets have existing proved developed producing reserves and production, we would expect to fund some portion of the acquisition costs with reserve-based debt financing. Assuming that mutually satisfactory agreements can be reached with the existing owners of the fields, our existing financial resources are expected to be adequate to conduct the evaluation of these opportunities, but not sufficient to complete the acquisitions.

•
We plan to continue to evaluate exploration and development opportunities and appropriate acquisitions. Successful completion of acquisitions will provide additional cash flow which will allow us to expand our activities and capabilities, and advance exploration and development opportunities.

•
We expect a gradual increase in general and administrative expenses to approximately $150,000 per month in the second half of 2006. We expect to expand our staff from three to seven employees with additions in the areas of land and legal, geoscience, accounting and administration.

•
It is likely that we will need to (i) raise additional equity and/or debt financing during the next 12 months in order to complete these planned activities or to access additional opportunities, or (ii) adjust the scope and extent of our plans to correspond with our available financial resources.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

3. DESCRIPTION OF PROPERTY

Our business strategy is to identify and exploit low risk resources in and adjacent to existing or indicated producing areas that can be quickly developed and put on production at low cost, including the acquisition of producing properties with exploitation and exploration potential. We will also take advantage of our expertise to develop exploratory projects in focus areas and to participate with other companies in those areas to explore for oil and natural gas using state-of-the-art 3D seismic technology. Our management will use its extensive domestic and international oil and gas experience to establish and grow the Company.

Our initial focus is on oil and natural gas properties located in the Eel River Basin, California and the Anadarko Basin, Oklahoma. We expect to have access to additional opportunities on a worldwide scale through a contractual relationship with Moyes & Co., Inc.

On January 3, 2006 we entered into the INNEX Agreement. Our assets consist primarily of the right to acquire interests in existing leasehold acreage pursuant to the terms of the INNEX Agreement, and certain rights to a 75-square mile 3D seismic survey covering a portion of the Anadarko Basin in Roger Mills County, Oklahoma.

Our principal executive offices are located at 11902 Shanklin Street, Bakersfield, California 93303 and our phone number is (832) 567-0766. We are negotiating a lease for approximately 3,200 square feet of office space which will serve as our headquarters in Bakersfield, California. We believe that suitable additional space to accommodate our anticipated growth will be available in the future on commercially reasonable terms.

4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the expected beneficial ownership of the Common Stock as of the Closing Date, calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. The table sets forth the beneficial ownership of (i) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of Common Stock; (ii) each of the directors and executive officers of the Company; and (iii) all of our executive officers and directors as a group. Unless otherwise indicated, the address of each of our directors and executive officers is 11902 Shanklin Street, Bakersfield, California 93312.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Common Stock Outstanding

John L. Moran (2)	4,961,719	10.80%
Dennis B. Tower (3)	4,899,219	10.63%
Christopher P. Moyes (4)	4,403,250	9.59%
W. Kirk Bosché (5)	3,331,212	7.24%

Executive Officers and Directors as Group	13,192,150	28.52%

(1)
Beneficial ownership is calculated based on 45,883,009 shares of Common Stock issued and outstanding as of the Closing Date. Beneficial ownership is determined in accordance with Rule 13d-3 of the SEC. The number of shares beneficially owned by a person includes shares of Common Stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Closing Date. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable, unless otherwise noted in the applicable footnote.

(2)	Includes options exercisable within 60 days to acquire 75,000 shares of Common Stock, granted under the Company’s 2006 Equity Incentive Plan.
(3)
Includes warrants to acquire 112,500 shares of Common Stock exercisable within 60 days, and options exercisable within 60 days to acquire 75,000 shares of Common Stock, granted under the Company’s 2006 Equity Incentive Plan.

(4)
Includes 4,343,750 shares of Common Stock distributed to affiliates of MMP LLP, a Brasada Stockholder, the holders of which have executed an irrevocable proxy giving Mr. Moyes sole voting power over the shares through April 6, 2007. Also includes 34,000 shares of Common Stock and warrants to acquire 25,500 shares of Common Stock exercisable within 60 days, which shares and warrants were purchased by Choregus Master Trust, Plan I, Money Purchase and Choregus Master Trust, Plan II, Profit Sharing in the Offering, and of which shares and warrants Mr. Moyes is deemed to be the beneficial owner.

(5)
Includes warrants to acquire 54,000 shares of Common Stock exercisable within 60 days, and options exercisable within 60 days to acquire 50,000 shares of Common Stock, granted under the Company’s 2006 Equity Incentive Plan.

5. DIRECTORS AND EXECUTIVE OFFICERS

On the Closing Date, the then-current officers of Foothills resigned and, simultaneously, new officers were elected by the Board. Also on the Closing Date, J. Earl Terris, the then-sole director of Foothills, appointed Dennis B. Tower to the Board. Ten days after the Closing Date, Mr. Terris is expected to resign as a member of the Board, and Mr. Tower is expected to name two new directors to the Board. For more information regarding the changes to our Board, please see our Information Statement Pursuant to Section 14(F) of the Securities Exchange Act of 1934, filed with the SEC on April 6, 2006 and incorporated herein by reference.

Officers and Directors

The following persons are executive officers and directors of Foothills following the Merger, and hold the offices set forth opposite their names:

Name	Age	Position

Dennis B. Tower	59	Chief Executive Officer, Director

John L. Moran	60	President

W. Kirk Bosché	55	Chief Financial Officer

J. Earl Terris	60	Director

Dennis B. Tower

Before joining Brasada as its Chief Executive Officer in 2006, Mr. Tower had extensive involvement in all phases of new venture exploration, appraisal, project evaluation and development, asset acquisition and disposal, strategic goals setting and human resource evaluation. During 2005, Mr. Tower, together with Messrs. Moran and Bosché, evaluated opportunities that would be appropriate for launching a new oil and gas exploration and development company, which ultimately led to the formation of Brasada at the end of 2005. From 2000 through 2004, Mr. Tower served as President and Chief Executive Officer at First International Oil Corporation, a privately held independent oil company with extensive holdings in Kazakhstan, where he led the company to a successful sale with a major Chinese oil company. Previously, Mr. Tower held several Vice President, Manager, Director and Geologist positions at Atlantic Richfield Company (“ARCO”), where he was responsible for the company’s Mozambique drilling operations, managed the company’s exploration licenses in Myanmar and the Philippines, coordinated exploration efforts in other Asian countries and evaluated field redevelopment and asset acquisition opportunities. Mr. Tower led ARCO’s North Sea exploration activities for a nine-year period during which ARCO made numerous new oil and natural gas discoveries in the United Kingdom, Norway and the Netherlands. During the course of his career, Mr. Tower has been directly involved in the discovery of 35 oil and gas fields in 11 different countries. Mr. Tower holds both MSc and BSc degrees in Geology from Oregon State University.

John L. Moran

Prior to joining Brasada in 2006, Mr. Moran, together with Messrs. Tower and Bosché, evaluated opportunities during 2005 that would be appropriate for launching a new oil and gas exploration and development company, which ultimately led to the formation of Brasada at the end of 2005. In May of 2000, Mr. Moran formed and later served as President and Exploration Manager of Carneros Energy, Inc., a private oil and gas exploration company with exploration and acquisition emphasis in the San Joaquin and Sacramento Basins of California, where he was responsible for obtaining $75 million in equity funding. From 1997 through 1998, Mr. Moran founded and acted President of Integrated Petroleum Exploration (“IPX”) which merged with and into Prime Natural Resources (“Prime”) in 1998, where he served as Vice President of Exploration. Prior to his time at IPX and Prime, Mr. Moran served as both Vice President Exploration/Chief Geologist and Exploration Manager/MidContinent Region for Apache Corporation. In 1995 Mr. Moran founded TeTra Exploration, an oil and gas exploration and development company using 3D seismic data base in the Anadarko Basin in Oklahoma. He was responsible for the acquisition of the right to use 13,000 miles of 2D seismic data base for exploration purposes and was instrumental in developing a 75 square-mile 3D seismic data base that was later sold to a major oil and gas company. Mr. Moran holds both Bachelors and Masters Degrees in Geology with a major in Stratigraphy and a minor in Petrology from Oregon State University.

W. Kirk Bosché

Mr. Bosché has diversified experience as a financial and accounting executive officer in public and private oil and gas exploration and production organizations. Mr. Bosché joined Brasada in 2006 as its Chief Financial Officer. During 2005, Mr. Bosché, together with Messrs. Tower and Moran, evaluated opportunities that would be appropriate for launching a new oil and gas exploration and development company, which ultimately led to the formation of Brasada at the end of 2005. Mr. Bosché served as Chief Financial Officer of First International Oil Corporation from 1997 through 2004. From 1986 through 1997, Mr. Bosché was Vice President and Treasurer for Garnet Resources Corporation, a NASDAQ National Market System independent oil and gas exploration and production company with activities in seven foreign countries. He began his career with Price Waterhouse & Co., and has been a Certified Public Accountant since 1975. Mr. Bosché holds a BBA in Accounting from the University of Houston.

J. Earl Terris

J. Earl Terris is the founder of our company. Mr. Terris was the President, Secretary-Treasurer and Director from the company's inception on November 17, 2000. On the Closing Date, Mr. Terris resigned from all offices, and resigned as a director effective 10 days after the Closing Date. He is currently employed as the president and owner of Sirret Investments, Ltd., a Canadian private investment company, and as a development manager for Berkshire Young Enterprises. Between September 1999 and January 2000 he was employed as the deputy store manager for Thresher Wine Stores. From November 1998 through August 1999 he was employed as a sales advisor and sales administrator for Comet Stores, Inc. From September 1996 through April 1998 he was employed as the president of Koda Resources, Ltd., a Canadian public resources company. From 1994 through 1997 Mr. Terris was a partner in Franchise Sales Associates and Franchise Conxions.

Changes in Directors and Principal Officers

On the Closing Date, J. Earl Terris, the sole member of the Board on that date, appointed Dennis B. Tower as a member of the Board. On the same date, Mr. Terris submitted a written resignation to the Company expressing his intent to resign from the Board as of 10 days following the Closing Date. Also on the Closing Date, Mr. Terris resigned as President and Secretary-Treasurer of the Company, effective upon submission. Concurrent with its acceptance of Mr. Terris’ resignation, the Board elected Mr. Tower as Chief Executive Officer, Mr. Moran as President, and Mr. Bosché as Chief Financial Officer of the Company.

Board Committees

The Board intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges. Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an “audit committee financial expert.” Additionally, the Board is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. Until further determination by the Board, the full Board will undertake the duties of the audit committee, compensation committee and nominating committee. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place.

Code of Ethics

The Company has not formally adopted a written code of ethics that applies to the Company’s principal executive officer, principal financial officer or controller, or persons performing similar functions. Based on the Company’s small size, early development stage and limited financial and human resources, Foothills did not adopt a written code of ethics prior to the Merger. We intend to formalize and adopt a written code of ethics as soon as practicable following the Closing Date.

6. EXECUTIVE COMPENSATION

Executive Compensation

Brasada was formed in December 2005, and its business activities did not commence until January 2006. Accordingly, no compensation was paid to its executive officers during the year ended December 31, 2005. The executive officers of Brasada became the executive officers of Foothills on the Closing Date. Therefore, there was no compensation paid to the “Named Executive Officers” for any of the fiscal years ended 2005, 2004 or 2003.

Compensation of Directors

There are currently no compensation arrangements in place for the members of the Board. We expect to establish these arrangements as additional members are appointed to the Board.

Agreements with Executive Officers

Foothills entered into executive employment agreements with all members of our current management team on the Closing Date. The employment agreements entered into between Foothills and Dennis B. Tower, John L. Moran and W. Kirk Bosché have identical terms except for the position held by, the annual salary for, and the options granted to each such person. The respective employment agreements provide for an initial annual base salary of $190,000 each for Messrs. Tower and Moran and $175,000 for Mr. Bosché, for option grants of 300,000 shares of Common Stock each for Messrs. Tower and Moran and 200,000 shares of Common Stock for Mr. Bosché, and for unspecified annual bonuses as warranted. The options granted to each of Messrs. Tower, Moran and Bosché vest according to the following schedule: 25% of the options vest on the date of grant, 25% vest on the first anniversary of the date of grant, 25% vest on the second anniversary of the date of grant, and the remaining 25% vest on the third anniversary of the date of grant.

The executive employment agreements have unspecified terms of service subject to termination for cause and without cause, and provide for severance payments to each employee in the event he is terminated without cause or the employee terminates the agreement for good reason, in the amount of two times total compensation for the prior year. “Good reason” includes an adverse change in the executive’s position, title, duties or responsibilities, or any failure to re-elect him to such position (except for termination for “cause”). All of these employment agreements include standard indemnity, insurance, non-competition and confidentiality provisions.

2006 Equity Incentive Plan

Summary

The Board reserved a total of 2,000,000 shares of our Common Stock for issuance under our 2006 Equity Incentive Plan (the “2006 Plan”). If an incentive award granted under the 2006 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2006 Plan.

Shares issued under the 2006 Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity will not reduce the maximum number of shares available under the 2006 Plan. In addition, the number of shares of Common Stock subject to the 2006 Plan, any number of shares subject to any numerical limit in the 2006 Plan, and the number of shares and terms of any incentive award may be adjusted in the event of any change in our outstanding Common Stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

The compensation committee of the Board (or the Board in the absence of such a committee), will administer the 2006 Plan. Subject to the terms of the 2006 Plan, the compensation committee will have complete authority and discretion to determine the terms of awards under the 2006 Plan.

Grants

The 2006 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code (the “Code”), and stock appreciation rights, as described below:

▪
Options granted under the 2006 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of Common Stock covered by an option cannot be less than the fair market value of the Common Stock on the date of grant unless we agree otherwise at the time of the grant.

▪
Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

▪
The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

▪
The 2006 Plan authorizes the granting of stock awards. The compensation committee will establish the number of shares of Common Stock to be awarded and the terms applicable to each award, including performance restrictions.

▪
Stock appreciation rights (“SARs”) entitle the participant to receive a distribution in an amount not to exceed the number of shares of Common Stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of Common Stock on the date of exercise of the SAR and the market price of a share of Common Stock on the date of grant of the SAR.

Duration, Amendment and Termination

The Board may suspend or terminate the 2006 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2006 Plan will terminate 10 years after it is adopted. The Board may also amend the 2006 Plan at any time. No change may be made that increases the total number of shares of Common Stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders.

7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We anticipate entering into an agreement with Moyes & Co., Inc. to identify potential acquisition, development, exploitation and exploration opportunities that fit with our strategy. Moyes & Co. is expected to screen opportunities and perform detailed evaluation of those opportunities that we decide to pursue, as well as assist with due diligence and negotiations with respect to such opportunities. Christopher P. Moyes, the President of Moyes & Co., Inc., will be appointed to the Board on April 16, 2006.

8. DESCRIPTION OF SECURITIES.

Authorized Capital Stock

As of March 1, 2006, the Articles of Incorporation of Foothills authorized the issuance of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.001 per share.

Capital Stock Issued and Outstanding

As of the date of the Closing Date, there were issued and outstanding 45,883,009 shares of Common Stock, including: (i) 17,375,000 shares issued to the Brasada Stockholders, (ii) 12,625,000 shares issued to the Foothills Stockholders, (iii) 15,383,009 shares issued in the Offering, and 500,000 shares issued as a finder fee in connection with the Transactions. In addition, there were outstanding warrants to acquire 11,537,257 shares of Common Stock issued to investors in the Offering. These warrants are exercisable at any time following the Closing Date. Further, 2,000,000 shares of Common Stock have been reserved for issuance under the 2006 Equity Incentive Plan.

The following description of Foothills capital stock is derived from various provisions of Foothills’ Articles of Incorporation and By-laws as well as provisions of applicable law. Such description is not intended to be complete and is qualified in its entirely by reference to the relevant provisions of Foothills’ Articles of Incorporation and By-laws included as exhibits to the registration statement on Form SB-2/A filed with the SEC on June 18, 2001.

Description of Common Stock

Holders of the Common Stock are entitled to one vote for each share held on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of the Common Stock representing a majority of the voting power of the capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the outstanding shares of Common Stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of Common Stock are entitled to share in all dividends that the Board, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of the Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Common Stock.

Description of Preferred Stock

Foothills is authorized to issue 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share, none of which are issued and outstanding as of the Closing Date. The Board is vested with authority to divide the shares of preferred stock into series and fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by the Board, without the necessity of obtaining approval of the stockholders.

Description of Warrants

As of the Closing Date there were warrants issued and outstanding representing the right to purchase 11,537,257 shares of Common Stock. The outstanding warrants were issued to the investors in connection with the Offering. The warrants are exercisable at a price of $1.00 per whole share for a period of five years. Each warrant has customary provisions. The shares of Common Stock underlying the outstanding warrants issued in connection with the purchase of Units in the Offering are subject to registration under the Securities Act of 1933 by the Company, within 120 days of the Closing Date.

Description of Options

As of the Closing Date, there were options outstanding to purchase 800,000 shares of Common Stock. Under the terms of our 2006 Equity Incentive Plan, we may issue incentive awards that may include the issuance of up to 2,000,000 shares of Common Stock. The 2006 Equity Incentive Plan was adopted by the Board and Foothills Stockholders prior to the Merger, and we anticipate that our stockholders after the Merger will ratify and adopt the 2006 Equity Incentive Plan and any awards that have been made under the Plan through the Closing Date.

PART II

1.     MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

The Common Stock is quoted on the NASD OTC Bulletin Board under the symbol “FTRS.OB.” There is currently no established market for the Common Stock.

As of the Closing Date, there were approximately 20 holders of record of shares of the Common Stock.

Trades in the Common Stock may be subject to Rule 15g-9 of the Exchange Act, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of the Common Stock. As a result of these rules, investors may find it difficult to sell their shares.

As of the Closing Date, there are 45,883,009 shares of Common Stock issued and outstanding. The shares of Common Stock issued in connection with the Transactions, are “restricted securities” which may be sold or otherwise transferred only if such shares are first registered under the Securities Act or are exempt from such registration requirements. As discussed elsewhere in this Current Report on Form 8-K, we have agreed to file a registration statement within 120 days of the Closing Date to register certain of these shares.

In addition, there are 2,000,000 shares of Common Stock reserved for issuance of stock options and other incentive awards pursuant to the 2006 Equity Incentive Plan. We expect to file a registration statement on Form S-8 to register the shares of Common Stock reserved for issuance of incentive awards under the 2006 Equity Incentive Plan. This registration statement is expected to become effective on filing.

Dividend Policy

Foothills has never declared or paid dividends. We intend to retain earnings, if any, to support the development of the business and therefore do not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of the Board after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Securities Authorized for Issuance Under Equity Compensation Plans

We had no securities authorized for issuance under any equity compensation plan as of the end of fiscal year 2005.

2.   LEGAL PROCEEDINGS

From time to time we may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business or financial condition.

3.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

4.   RECENT SALES OF UNREGISTERED SECURITIES

Shares Issued in Connection with the Merger and the Offering

On the Closing Date, the Brasada Stockholders surrendered all of the issued and outstanding shares of Brasada and received 17,375,000 shares of Common Stock. The Foothills Stockholders retained 12,625,000 shares of Common Stock.

In connection with the Offering, we sold 15,383,009 shares of Common Stock and warrants to purchase up to 11,537,257 shares of Common Stock for five years at a price of $1.00 per whole share, to accredited investors, for a total purchase price of $10,768,106. In connection with the Closing, Foothills issued warrants to acquire 500,000 shares of Common Stock to the Placement Agent, which warrants are exercisable for five years at $1.00 per whole share.

Concurrently with the Merger, Foothills granted options to purchase 800,000 shares of Common Stock under the 2006 Equity Incentive Plan to the Named Executive Officers.  Except as otherwise described herein, the options are issuable pursuant to the 2006 Equity Incentive Plan at an exercise price of $0.70 per share and will vest over the three-year period following the date of grant.

The transactions discussed above are exempt from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the SEC.

5.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide Foothills with the power to indemnify any of its directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action the director, officer, employee or agent must not have had a reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Foothills’ By-laws include an indemnification provision under which Foothills has the power to indemnify its directors, officers and former directors and officers (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party by reason of being or having been a director or officer of Foothills or any of its subsidiaries.

Foothills’ By-laws also provide that the directors may cause Foothills to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent of Foothills or any of its subsidiaries (including heirs and personal representatives) against a liability incurred by him/her as a director, officer, employee or agent.

Foothills’ Articles of Incorporation provide a limitation of liability in that no director or officer shall be personally liable to Foothills or any of its stockholders for damages for breach of fiduciary duty as director or officer involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.

PART III

1.   INDEX TO EXHIBITS

See Item 9.01(d) below, which is incorporated by reference herein.

2.   DESCRIPTION OF EXHIBITS

See Exhibit Index below and the corresponding exhibits, which are incorporated by reference herein.

Item 3.02. Recent Sales of Unregistered Securities.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference. As a result of the Merger described under Item 2.01 of this Current Report on Form 8-K, we believe that Foothills Resources, Inc. is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.
(b)	Pro Forma Financial Information.

The financial statements of Foothills for the periods and dates indicated below are filed with this report.

(d) Exhibits.

Exhibit No.	Description	Reference
2.1
Agreement and Plan of Merger and Reorganization, dated as of April 6, 2006, by and between Foothills Resources, Inc., a Nevada corporation, Brasada Acquisition Corp., a Delaware corporation and Brasada California, Inc., a Delaware corporation.*

3.1	Articles of Incorporation of Foothills Resources, Inc.	Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).
3.2	Certificate of Amendment of the Articles of Incorporation of Foothills Resources, Inc.	Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).
3.2	Bylaws of Foothills Resources, Inc.	Incorporated by reference to Exhibit 3.3 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).
4.1	Specimen Stock Certificate of Foothills Resources, Inc.	Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).
4.2	Form of Warrant issued to the Investors in the Private Placement Offering, April 6, 2006.*
4.3	Form of Lock-Up Agreement by and between Foothills Resources, Inc. and the Brasada Stockholders.*
10.1	Form of Subscription Agreement by and between Foothills Resources, Inc. and the investors in the Offering.*
10.2	Form of Registration Rights Agreement by and between Foothills Resources, Inc. and the investors in the Offering.*
10.3	Split Off Agreement, dated April 6, 2006, by and among Foothills Resources, Inc., J. Earl Terris, Foothills Leaseco, Inc. and Brasada California, Inc.*
10.4	Employment Agreement , dated April 6, 2006, by and between Foothills Resources, Inc. and Dennis B. Tower.*
10.5	Employment Agreement , dated April 6, 2006, by and between Foothills Resources, Inc. and John L. Moran.*
10.6	Employment Agreement , dated April 6, 2006, by and between Foothills Resources, Inc. and W. Kirk Bosché.*
10.7	Form of Indemnity Agreement by and between Foothills Resources, Inc. and the Directors and Officers of Foothills Resources, Inc.*
10.8	Farmout and Participation Agreement, dated as of January 3, 2006, by and between INNEX California, Inc. and Brasada Resources, LLC.*
10.9	Notice and Acknowledgement of Increase of Offering.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOTHILLS RESOURCES, INC.

By:	/s/ Dennis B. Tower
Name: Dennis B. Tower
Title: Chief Executive Officer
Dated: April 6, 2006

EXHIBIT INDEX

Exhibit No.	Description	Reference
2.1
Agreement and Plan of Merger and Reorganization, dated as of April 6, 2006, by and between Foothills Resources, Inc., a Nevada corporation, Brasada Acquisition Corp., a Delaware corporation and Brasada California, Inc., a Delaware corporation.*

3.1	Articles of Incorporation of Foothills Resources, Inc.	Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).
3.2	Certificate of Amendment of the Articles of Incorporation of Foothills Resources, Inc.	Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).
3.2	Bylaws of Foothills Resources, Inc.	Incorporated by reference to Exhibit 3.3 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).
4.1	Specimen Stock Certificate of Foothills Resources, Inc.	Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).
4.2	Form of Warrant issued to the Investors in the Private Placement Offering, April 6, 2006.*
4.3	Form of Lock-Up Agreement by and between Foothills Resources, Inc. and the Brasada Stockholders.*
10.1	Form of Subscription Agreement by and between Foothills Resources, Inc. and the investors in the Offering.*
10.2	Form of Registration Rights Agreement by and between Foothills Resources, Inc. and the investors in the Offering.*
10.3	Split Off Agreement, dated April 6, 2006, by and among Foothills Resources, Inc., J. Earl Terris, Foothills Leaseco, Inc. and Brasada California, Inc.*
10.4	Employment Agreement , dated April 6, 2006, by and between Foothills Resources, Inc. and Dennis B. Tower.*
10.5	Employment Agreement , dated April 6, 2006, by and between Foothills Resources, Inc. and John L. Moran.*
10.6	Employment Agreement , dated April 6, 2006, by and between Foothills Resources, Inc. and W. Kirk Bosché.*
10.7	Form of Indemnity Agreement by and between Foothills Resources, Inc. and the Directors and Officers of Foothills Resources, Inc.*
10.8	Farmout and Participation Agreement, dated as of January 3, 2006, by and between INNEX California, Inc. and Brasada Resources, LLC.*
10.9	Notice and Acknowledgement of Increase of Offering.*

*	Filed herewith.

INDEPENDENT AUDITOR’S REPORT

To the Audit Committee
Brasada California, Inc.
Successor in interest Brasada Resources, LLC
Houston, Texas

We have audited the balance sheet of Brasada Resources, LLC, a development stage company, as of December 31, 2005, and the related statements of operations, member’s capital and cash flows for the period from inception on December 29, 2005 through December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects the financial position of Brasada Resources, LLC, a development stage company, at December 31, 2005, and the results of its operations and its cash flows for the period from inception on December 29, 2005 through December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK THORNBURGH & KEETER
ACCOUNTANCY CORPORATION

Bakersfield, California
March 21, 2006

FINANCIAL STATEMENTS

Set forth below are the audited financial statements of Brasada Resources LLC, the predecessor company to Brasada, as of December 31, 2005. The business operations of Brasada will be the business operations of Foothills following the Merger.

BRASADA RESOURCES LLC
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET
DECEMBER 31, 2005

Assets

Property and equipment, at cost:
Oil and gas properties, using full cost accounting -
Unproved properties not being amortized	$54,856
Total assets	$54,856

Liabilities and Members' Capital

Accounts payable	$4,856

Members' capital:
Members' capital	50,000
Total liabilities and members' capital	$54,856

The accompanying notes are an integral part of these financial statements

BRASADA RESOURCES LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM INCEPTION
(DECEMBER 29, 2005) THROUGH DECEMBER 31, 2005

Income	$—
Costs and expenses	—
Net income (loss)	$—

BRASADA RESOURCES LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF MEMBERS' CAPITAL
FOR THE PERIOD FROM INCEPTION
(DECEMBER 29, 2005) THROUGH DECEMBER 31, 2005

Contributions	$50,000
Net income (loss) for the period from inception
(December 29, 2005) through December 31, 2005	—
Balance, December 31, 2005	$50,000

The accompanying notes are an integral part of these financial statements

BRASADA RESOURCES LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION
(DECEMBER 29, 2005) THROUGH DECEMBER 31, 2005

Cash flows from operating activities:
Net income (loss)	$—
Net cash provided by operating activities	—

Cash flows from investing activities:
Additions to oil and gas properties	(50,000)
Net cash used for investing activities	(50,000)

Cash flows from financing activities:
Capital contributions by members	50,000
Net cash provided by financing activities	50,000

Net increase (decrease) in cash and cash equivalents	—

Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$—

The accompanying notes are an integral part of these financial statements

BRASADA RESOURCES LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

Note 1 - Summary of Operations and Going Concern

Brasada Resources LLC (the “Company”) was organized December 29, 2005 as a limited liability company under the laws of the state of Delaware. The Company’s principal business is to pursue opportunities in oil and gas acquisition, exploration and development. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises, the Company is considered to be a development stage company.

The Company’s ability to continue as a going concern is dependent upon obtaining the necessary financing to acquire, explore and develop oil and gas interests and to generate profitable operations from its oil and gas interests in the future. To address these matters, management intends to:

•	borrow from Foothills Resources, Inc., a Nevada company (“Foothills”), under a bridge loan facility to fund its planned initial acquisition, exploration and development activities (see Note 3); and

•	pursue a merger with Foothills, which will allow the Company to raise additional capital through the sale and issuance of common shares of its corporate successor-in-interest (see Note 3).

Should the going concern assumptions not be appropriate and the Company not be able to realize its assets and settle its liabilities in the normal course of operations, these financial statements would require adjustments to the amounts and classifications of assets and liabilities.

Note 2 - Significant Accounting Policies

Principles of consolidation

The Company accounts for its investments in oil and gas joint ventures using the proportionate consolidation method, whereby the Company’s proportionate share of each entity’s assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from such estimates. Changes in such estimates may affect amounts reported in future periods.

Oil and gas properties

The Company follows the full-cost method of accounting for oil and gas properties. Under this method, all productive and nonproductive costs incurred in connection with the acquisition, exploration and development of oil and gas reserves are capitalized in separate cost centers for each country in which the Company has operations. Such capitalized costs include leasehold acquisition, geological, geophysical and other exploration work, drilling, completing and equipping oil and gas wells, asset retirement costs, internal costs directly attributable to property acquisition, exploration and development, and other related costs. The Company also capitalizes interest costs related to unevaluated oil and gas properties.

The capitalized costs of oil and gas properties in each cost center are amortized using the unit-of-production method. Sales or other dispositions of oil and gas properties are normally accounted for as adjustments of capitalized costs. Gains or losses are not recognized in income unless a significant portion of a cost center’s reserves is involved. Capitalized costs associated with the acquisition and evaluation of unproved properties are excluded from amortization until it is determined whether proved reserves can be assigned to such properties or until the value of the properties is impaired. Unproved properties are assessed at least annually to determine whether any impairment has occurred. If the net capitalized costs of oil and gas properties in a cost center exceed an amount equal to the sum of the present value of estimated future net revenues from proved oil and gas reserves in the cost center and the costs of properties not being amortized, both adjusted for income tax effects, such excess is charged to expense.

Asset retirement obligations

The fair value of an asset retirement obligation is recognized in the period in which it is incurred if a reasonable estimate can be made. The Company’s asset retirement obligations primarily relate to the abandonment of oil and gas wells and producing facilities.

Members' capital

The operations of the Company are governed by the provisions of an operating agreement executed by and among its members. The total capital contributed by the members as of December 31, 2005 was $50,000.

Revenue recognition

Oil and gas revenues from producing wells are recognized when title and risk of loss is transferred to the purchaser of the oil or gas.

New accounting pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”). SFAS 123(R) is a revision of SFAS No. 123, Accounting for Stock Based Compensation (“SFAS 123”), and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”). Among other items, SFAS 123(R) eliminates the use of APB 25 and the intrinsic value method of accounting, and requires companies to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant date fair value of those awards. SFAS 123(R) permits the use of the Black-Scholes model as well as other standard option pricing models. The compliance date for SFAS 123(R) has been amended such that the standard will be effective for the first full fiscal year beginning after June 15, 2005. The Company has not yet determined which model it will use to measure the fair value of employee stock options upon the adoption of SFAS 123(R) and has not yet determined the impact on the Company’s future operating results.

In March 2005, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 107 on SFAS No. 123(R) (“SAB 107”). SAB 107 reinforces the flexibility allowed by SFAS 123(R) to choose an option pricing model, provides guidance on when it would be appropriate to rely exclusively on either historical or implied volatility in estimating expected volatility and provided examples and simplified approaches to determining the expected term. In April 2005, the SEC extended the date by which companies are required to adopt SFAS 123(R) from the first reporting period beginning on or after June 15, 2005 to the first reporting period of the first full fiscal year beginning on or after June 15, 2005.

Note 3 - Subsequent Events

In January 2006, the Company’s members contributed an additional $50,000 to its capital.

In January 2006, the Company entered into a Farmout and Participation Agreement providing for a joint venture for exploration, development and production of oil and gas in the Eel River Basin, California (the “Eel River Agreement”). Under the terms of the Eel River Agreement, the Company will serve as operator of the joint venture. To earn interests in certain of the leases held by its joint venture partner, the Company must (a) drill two exploratory wells no later than June 30, 2006, subject to rig availability, (b) acquire 1,000 additional leasehold acres in the area of mutual interest, and (c) conduct certain other operations. Following successful completion of these activities, the Company has the right, but not the obligation, to conduct additional activities in accordance with the Eel River Agreement to earn additional leasehold interests.

In February 2006, the Company was converted into a Delaware corporation named Brasada California, Inc. (“Brasada”). Under Delaware law, all of the Company’s assets, liabilities, rights and obligations were acquired and assumed by Brasada, and the capital of the Company’s members was exchanged for shares of Brasada’s common stock.

In March 2006, Brasada entered into a binding term sheet with Foothills providing for (a) a private placement of $7,000,000 of common stock and warrants of Foothills, (b) the merger of Brasada into a wholly owned subsidiary of Foothills, in exchange for the issuance of 42.9% of the issued and outstanding common stock of Foothills to the shareholders of Brasada, and (c) the bridge loan facility described in the following paragraph.

In March 2006, Brasada entered into agreements with Foothills, pursuant to which Brasada may borrow up to $3,000,000 from Foothills to meet agreed working capital commitments. The loans are evidenced by a promissory note (the “Bridge Note”), which matures 120 days from the date of the loans, bears interest at 9% per annum payable monthly commencing 30 days from the date of the loans, and is secured by all of Brasada’s assets and shares of its common stock equal to 51% of such stock issued and outstanding. Upon the closing of the transaction described in the preceding paragraph, all amounts outstanding under the Bridge Note will be forgiven, and the Bridge Note will be deemed repaid in full.

SUPPLEMENTAL OIL AND GAS INFORMATION
(unaudited)

The following tables set forth information about the Company’s oil and gas producing activities pursuant to the requirements of SFAS No. 69, “Disclosures About Oil and Gas Producing Activities.” All of the Company’s oil and gas producing activities are within the United States.

Capitalized Costs as of December 31, 2005

Proved properties	$—
Unproved properties	54,856
54,856

Accumulated depreciation, depletion and amortization	—
Net capitalized costs	$54,856

Costs Incurred for the Period from Inception (December 29, 2005) through December 31, 2005

Property acquisition:
Proved properties	$—
Unproved properties	54,072
Exploration	784
Development	—
Total costs incurred	$54,856

Oil and Gas Reserve Quantities

Proved reserves represent estimated quantities of crude oil and natural gas which geological and engineering data demonstrate to be reasonably recoverable in the future from known reservoirs under existing economic and operating conditions. Proved developed reserves can be expected to be recovered through existing wells, with existing equipment and operating methods.

The Company had no proved reserves as of December 31, 2005.

FOOTHILLS RESOURCES, INC.
PRO FORMA FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2005
AND FOR THE YEAR ENDED DECEMBER 31, 2005

The accompanying unaudited pro forma consolidated financial statements (“pro forma statements”) reflect the acquisition of Brasada by Foothills using the purchase method of accounting. The acquisition is accounted as a reverse takeover of Foothills by Brasada, as the shareholders of Brasada will control the consolidated entity after the acquisition.

Subsequent to December 31, 2005, Foothills advanced funds through a bridge financing facility to Brasada to enable Brasada to meet certain specific working capital requirements. The bridge financing facility has not been included in the pro forma statements as the amount due to Foothills by Brasada and the amount due by Brasada to Foothills are eliminated on consolidation.

The pro forma statements have been prepared from, and should be read in conjunction with, Brasada’s audited financial statements for the period from inception (December 29, 2005) through December 31, 2005, and Foothills’ audited financial statements for the year ended December 31, 2005.

FOOTHILLS RESOURCES, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

 DECEMBER 31, 2005

(Unaudited)

			Pro Forma	Note	Pro Forma
	Brasada	Foothills	Adjustments	Ref	Consolidated
ASSETS
Current assets:
Cash	$-	$3,188	$10,093,106	2b	$10,096,294

Property and equipment, at cost:
Oil and gas properties, using full cost accounting -
Unproved properties not being amortized	54,856	-	50,000	2a	104,856
	$54,856	$3,188	$10,143,106		$10,201,150
LIABILITIES
Current liabilities:
Accounts payable and accrued liabilities	$4,856	$10,048	$(10,048)	2c	$4,856
Due to related party	-	2,500	(2,500)	2c	-
Loans payable	-	313,051	(313,051)	2c	-
	4,856	325,599	(325,599)		4,856
MEMBERS' CAPITAL
Members' capital	50,000	-	(50,000)	2a	-

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock	-	-	-		-
			100	2a
Common stock	-	39,356	15,383	2b	45,883
			(8,956)	2c
			99,900	2a
Additional paid-in capital	-	104,562	10,077,723	2b	10,150,411
			(131,774)	2c
Deficit accumulated during the development stage	-	(466,329)	466,329	2c	-
		(322,411)	10,518,705		10,196,294
	$54,856	$3,188	$10,143,106		$10,201,150

FOOTHILLS RESOURCES, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

 YEAR ENDED DECEMBER 31, 2005

(Unaudited)

			Pro Forma	Note	Pro Forma
	Brasada	Foothills	Adjustments	Ref	Consolidated
Expenses
Accounting and audit fees	$-		$18,346		$18,346
Bank charges	-		195		195
Deferred acquisition costs written off	-		280,100		280,100
Interest	-		6,658		6,658
Legal (recovery)	-		(3,000)		(3,000)
Management fees	-		19,500		19,500
Office and miscellaneous	-		6,000		6,000
Transfer agent and filing fees	-		4,042		4,042

Net loss for the period	$-		$(331,841)		$(331,841)

Basic loss per share	$-		$(0.01)		$(0.01)

Weighted average number of shares outstanding	411		35,566,972		45,883,009

FOOTHILLS RESOURCES, INC.
NOTES TO PRO FORMA FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2005
AND FOR THE YEAR ENDED DECEMBER 31, 2005

1.	BASIS OF PRESENTATION

These pro forma consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and Brasada’s accounting policies, as disclosed in Note 2 of the audited financial statements of Brasada for the period ended December 31, 2005.

The pro forma consolidated financial statements are based on the estimates and assumptions included in these notes and include all adjustments necessary for the fair presentation of the transactions in accordance with GAAP.

These pro forma consolidated financial statements are not intended to reflect results of operations or the financial position which would have actually resulted had the acquisition been effected on the dates indicated. These pro forma statements do not include any cost savings or other operations or financial position which may be obtained in the future.

2.	PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED BALANCE SHEET

The following adjustments have been made as of December 31, 2005 to reflect the transactions described below, as if these transactions occurred on December 31, 2005 for purposes of the pro forma consolidated balance sheet.

a.
Additional contributions in January 2006 to Brasada’s limited liability company predecessor by its members totaling $50,000, consummation of the INNEX Agreement and payment of the remaining $50,000 INNEX project fee in January 2006, and conversion of Brasada’s predecessor to a corporation in February 2006, including the issuance of 100,000 shares of Brasada’s common stock in exchange for the capital of the members of Brasada’s predecessor.

b.	Sale of 15,383,009 Units of Foothills at $0.70 per Unit for total proceeds of $10,768,106, and net proceeds of $10,093,106 after estimated issue costs of $675,000.

c.
Exchange of common shares of Brasada for Common Stock of Foothills resulting in the acquisition of Foothills by Brasada, accounted for as a reverse takeover, and consummation of the merger, including the effect of the Stock Split, the surrender of 15,000,000 shares of outstanding Common Stock of Foothills by stockholders prior to the merger, the surrender of 45,945,769 shares of outstanding Common Stock of Foothills in connection with the split off of Foothills Leaseco, Inc., the elimination of all liabilities of Foothills, and the issuance of 500,000 shares of Common Stock as the Finder Fee.

3.	PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED STATEMENT OF OPERATIONS

No adjustments were necessary to reflect the transactions described above, as if the transactions occurred on January 1, 2005 for purposes of the pro forma consolidated statement of operations for the year ended December 31, 2005.